Metris Receivables, Inc.                            Metris Master Trust                                          Monthly Report
Certificateholder's Statement                          Series 1997-2                                                Apr-2002
Section 5.2                                                             Class A                 Class B              Class C
(i)  Certificate Amount ..........................................  455,000,000.00           101,500,000.00       98,000,000.00
(ii)  Certificate Principal Distributed ..........................            0.00                     0.00                0.00
(iii)  Certificate Interest Distributed ..........................      728,126.39               180,585.42          221,616.11
(iv)  Principal Collections ......................................   21,386,971.29             4,770,939.75        4,606,424.59
(v)  Finance Charge Collections ..................................    9,542,340.43             2,128,675.93        2,055,273.31
       Recoveries ................................................       73,798.09                16,462.65           15,894.97
       Principal Account Earnings ................................            0.00                     0.00                0.00
       Accum. Period Reserve Acct. Earnings ......................            0.00                     0.00                0.00
         Total Finance Charge Collections ........................    9,616,138.52             2,145,138.58        2,071,168.28
                   Total Collections .............................   31,003,109.81             6,916,078.33        6,677,592.87
(vi)  Aggregate Amount of Principal Receivables ..................              --                       --                  --
       Invested Amount (End of Month) ............................  455,000,000.00           101,500,000.00       98,000,000.00
       Floating Allocation Percentage ............................       4.9580728%               1.1060316%          1.0678926%
       Fixed/Floating Allocation Percentage ......................             N/A                      N/A                 N/A
       Invested Amount (Beginning of Month) ......................  455,000,000.00           101,500,000.00       98,000,000.00
       Average Daily Invested Amount .............................              --                       --                  --
(vii)  Receivable Delinquencies (As a % of Total Receivables) ....              --                       --                  --
       Current ...................................................              --                       --                  --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent).              --                       --                  --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)              --                       --                  --
       90 Days and Over (60+ Days Contractually Delinquent) ......              --                       --                  --
                   Total Receivables .............................              --                       --                  --
(viii)  Aggregate Investor Default Amount ........................              --                       --                  --
         As a % of Average Daily Invested Amount .................              --                       --                  --
        (Annualized based on 365 days/year) ......................              --                       --                  --
(ix)  Charge-Offs ................................................            0.00                     0.00                0.00
(x)  Servicing Fee ...............................................              --                       --                  --
(xi)  Pool Factor ................................................         1.00000                  1.00000             1.00000
(xii)  Unreimbursed Reallocated Principal Collections ............              --                     0.00                0.00
(xiii)  Excess Funding Account Balance ...........................              --                       --                  --
(xiv)  Class C Reserve Amount ....................................              --                       --                  --
         Class C Reserve Account Balance .........................              --                       --                  --
         Class C Trigger Event Occurrence ........................              --                       --                  --
(xv)  Number of New Accounts Added to the Trust ..................              --                       --                  --
(xvi)  Average Net Portfolio Yield ...............................              --                       --                  --
(xvii)  Minimum Base Rate ........................................              --                       --                  --
(xviii)  Principal Funding Account Balance .......................              --                       --                  --
(xix)  Accumulation Shortfall ....................................              --                       --                  --
(xx)  Scheduled Commencement date of the Accumulation Period .....              --                       --                  --
        Accumulation Period Length ...............................              --                       --                  --
(xxi)  Required Reserve Account Amount ...........................              --                       --                  --
        Available Reserve Account Amount .........................              --                       --                  --
        Covered Amount ...........................................              --                       --                  --

                                                                        Class D                   Total
(i)  Certificate Amount ..........................................   45,500,000.00           700,000,000.00
(ii)  Certificate Principal Distributed ..........................              --                     0.00
(iii)  Certificate Interest Distributed ..........................              --             1,130,327.92
(iv)  Principal Collections ......................................    2,137,368.77            32,901,704.39
(v)  Finance Charge Collections ..................................      953,706.30            14,679,995.97
       Recoveries ................................................        7,379.81               113,535.52
       Principal Account Earnings ................................            0.00                     0.00
       Accum. Period Reserve Acct. Earnings ......................            0.00                     0.00
         Total Finance Charge Collections ........................      961,086.11            14,793,531.49
                   Total Collections .............................    3,098,454.88            47,695,235.88
(vi)  Aggregate Amount of Principal Receivables ..................              --         9,176,952,733.99
       Invested Amount (End of Month) ............................   45,500,000.00           700,000,000.00
       Floating Allocation Percentage ............................       0.4958073%               7.6278044%
       Fixed/Floating Allocation Percentage ......................             N/A                0.0000000%
       Invested Amount (Beginning of Month) ......................   45,500,000.00           700,000,000.00
       Average Daily Invested Amount .............................              --           699,975,294.67
(vii)  Receivable Delinquencies (As a % of Total Receivables) ....              --                       --
       Current ...................................................           84.48%        8,166,297,492.69
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent).            5.45%          526,678,572.68
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)            2.87%          277,569,993.78
       90 Days and Over (60+ Days Contractually Delinquent) ......            7.20%          696,476,892.29
                   Total Receivables .............................          100.00%        9,667,022,951.44
(viii)  Aggregate Investor Default Amount ........................              --             8,697,467.98
         As a % of Average Daily Invested Amount .................              --                       --
        (Annualized based on 365 days/year) ......................              --                    15.12%
(ix)  Charge-Offs ................................................              --                     0.00
(x)  Servicing Fee ...............................................              --             1,150,684.93
(xi)  Pool Factor ................................................              --                       --
(xii)  Unreimbursed Reallocated Principal Collections ............            0.00                     0.00
(xiii)  Excess Funding Account Balance ...........................              --                     0.00
(xiv)  Class C Reserve Amount ....................................              --                     0.00
         Class C Reserve Account Balance .........................              --                     0.00
         Class C Trigger Event Occurrence ........................              --                       No
(xv)  Number of New Accounts Added to the Trust ..................              --                  167,222
(xvi)  Average Net Portfolio Yield ...............................              --                  10.5959%
(xvii)  Minimum Base Rate ........................................              --                   4.2204%
(xviii)  Principal Funding Account Balance .......................              --                     0.00
(xix)  Accumulation Shortfall ....................................              --                      N/A
(xx)  Scheduled Commencement date of the Accumulation Period .....              --              August 2002
        Accumulation Period Length ...............................              --                      N/A
(xxi)  Required Reserve Account Amount ...........................              --                      N/A
        Available Reserve Account Amount .........................              --                      N/A
        Covered Amount ...........................................              --                     0.00

Pursuant to its April 16, 2002 agreement with Office of the Comptroller of the Currency, Direct Merchants Credit Card Bank, N.A. ("DMCCB") has determined that for the years 1998 through 2001 approximately $9,297,965 of underpayments to the Metris Master Trust ("Trust") occurred. Of this amount, approximately $6,058,604 was wired directly to Metris Receivables, Inc. ("MRI") rather than to the trust. The remaining amount, approximately $3,239,361 was not paid to MRI or the Trust. During the month of April, all of these amounts were forwarded to the Trust's Collection Account. DMCCB will soon be determining and forwarding minor amounts owed to the Trust for 2002. DMCCB believes that operational limitations in the administration of its debt waiver programs that gave rise to the underpayments have been corrected.